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                                                                   EXHIBIT 23(A)

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 28, 1994, included in Southern National Corporation's Current Report on Form 8-K dated September 26, 1994, and to all references to our firm included in this registration statement.

                                          Arthur Andersen LLP

Charlotte, North Carolina,
November 14, 1994.